UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Onconova Therapeutics, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1. To elect the eight nominees named in the Company’s proxy statement to serve for a one-year term as a director of the Company expiring at the Company’s 2016 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Henry S. Bienen	12,317,203	219,327	7,356,197
Jerome E. Groopman	12,320,427	216,103	7,356,197
Michael B. Hoffman	12,330,503	206,027	7,356,197
Ramesh Kumar	12,313,075	223,455	7,356,197
James J. Marino	12,327,103	209,427	7,356,197
Viren Mehta	12,315,093	221,437	7,356,197
E. Premkumar Reddy	12,314,627	221,903	7,356,197
Jack E. Stover	12,320,693	215,837	7,356,197

2. To amend the Company’s certificate of incorporation to combine outstanding shares of its common stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than one-for-eight and not more than one-for-twelve, with the exact ratio to be set within this range by the Company’s board of directors in their sole discretion. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
17,065,724	2,623,174	203,829	—

3. To approve, conditioned upon stockholder approval and implementation of the reverse stock split, an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock from 75,000,000 to 25,000,000. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
17,087,946	2,599,252	205,529	—

4. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016. The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Broker Non-Votes
19,569,831	109,332	213,564	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Vice President — Finance and Accounting and Chief Accounting Officer

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